UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2010

TERRITORIAL BANCORP INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-34403	26-4674701
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1132 Bishop Street, Suite 2200, Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 946-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on August 17, 2010. The matters considered and voted on by the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1: The election of two directors each to serve for a three year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Kirk W. Caldwell	8,694,965	285,133	1,459,886
Harold H. Ohama	8,848,059	132,039	1,459,886

Proposal 2: The approval of the Territorial Bancorp Inc. 2010 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
6,053,009	2,870,490	56,599	1,459,886

Proposal 3: The ratification of appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2010.

Shares Voted For	Shares Voted Against	Abstentions
10,381,682	29,657	28,645

Item 8.01	Other Events

On August 17, 2010, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is filed as Exhibit 99 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

99	Press release dated August 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Territorial Bancorp Inc.

DATE: August 18, 2010	By:	/s/ Vernon Hirata
Vernon Hirata
Vice Chairman, Co-Chief Operating Officer and Secretary